Exhibit 23.9

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 10, 2007 (except for Note 11, as to which the date is January 19, 2007) with respect the consolidated financial statements of Booth Creek Ski Holdings, Inc. included in Post Effective Amendment Six to the Registration Statement (Form S-11 No. 333-128662) and related Prospectus of CNL Income Properties Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Sacramento, California

April 11, 2007